UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Compass Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2024

_______________________________

Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Departure

On May 28, 2024, Vered Bisker-Leib, PhD, MBA, resigned as Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and resigned as a member of the Board of Directors, of Compass Therapeutics, Inc. (the “Company”) effective the same date. Dr. Bisker-Leib’s resignation from the Board of Directors is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Dr. Bisker-Leib’s resignation from the Board, the size of the Board of Directors was reduced to seven members.

Effective May 28, 2024, Dr. Bisker-Leib entered into a Separation Agreement with the Company (the “Separation Agreement”). Contemporaneously with the signing of the Separation Agreement, effective on May 28, 2024, the Company entered into a Consulting Agreement with Dr. Bisker-Leib (the “Consulting Agreement”).

Under the Separation Agreement, the Company agreed to pay Dr. Bisker-Leib (a) 18 months of continued base salary payments and (b) up to 18 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums. Under the Separation Agreement, Dr. Bisker-Leib executed a release of claims in favor of the Company and also agreed to certain confidentiality, non-disclosure and cooperation covenants in favor of the Company.

Under the Consulting Agreement, Dr. Bisker-Leib will provide services to the Company for a period of 15 months (the “Consulting Period”) unless terminated earlier pursuant to the Consulting Agreement (the end of such Consulting Period, the “Consulting End Date”). The Company will compensate Dr. Bisker-Leib $45,000 annually, to be paid in quarterly installments under the Consulting Agreement. Dr. Bisker-Leib’s outstanding equity rights at the time of entry into the Separation Agreement will continue to vest during the Consulting Period. Per the Separation Agreement, any such vested options at the Consulting End Date will continue to be exercisable for a period of six months following the Consulting End Date. The Consulting Agreement contains covenants of non-competition, non-solicitation and non-disparagement during the Consulting Period.

The descriptions above are only a summary of the terms of the Separation Agreement and the Consulting Agreement and are qualified in their entirety by such agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Officer Appointment

On May 28, 2024, the Board of Directors appointed Thomas Schuetz, MD, PhD, then-current President of Research and Development and Vice Chair of the Board of Directors of the Company, as President and Chief Executive Officer of the Company, and as Principal Executive Officer, Principal Financial and Principal Accounting Officer of the Company, effective immediately.

There are no other arrangements or understandings between Dr. Schuetz and any other person pursuant to which he was appointed to the positions described in this Current Report on Form 8-K, and Dr. Schuetz is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. Please see the Proxy Statement on Schedule 14A filed by the Company on April 29, 2024, for Dr. Schuetz’s biographical information, which biographical information is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the resignation of Dr. Bisker-Leib, from her position as Chief Executive Officer, and the appointment of Dr. Schuetz as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Separation Agreement, dated May 28, 2024, by and between Compass Therapeutics, Inc. and Vered Bisker-Leib, PhD
10.2	Consulting Agreement, dated May 28, 2024, by and between Compass Therapeutics, Inc. and Vered Bisker-Leib, PhD
99.1	Press Release, dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: May 28, 2024	By:	/s/ Neil Lerner
Neil Lerner
VP Finance

Exhibit 10.1

May 28, 2024

PERSONAL AND CONFIDENTIAL

Vered Bisker-Leib

Re: Separation Agreement

Dear Vered:

As we have discussed, this letter confirms your separation from employment with Compass Therapeutics, Inc. (the “Company”), and your resignation from your Board and officer positions with the Company, effective on May 28, 2024 (the “Employment Separation Date”).

The Company greatly appreciates your years of service and wishes to facilitate a smooth transition of your employment. In that spirit, this letter proposes an agreement between you and the Company under which you would receive: (i) the severance benefits described in Section 5 (“Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason Outside the Change in Control Period”) of your Employment Agreement with the Company dated January 8, 2024 (the “Employment Agreement”), plus additional compensation as provided below; (ii) a consulting agreement, attached as Exhibit A, under which you would provide services after the Employment Separation Date as a Senior Consultant to the Company, and under which your equity rights would continue to vest, subject to the applicable Equity Documents (as defined below);; and (iii) an extended exercise period for your vested Company stock options.

This Agreement is the “Separation Agreement and Release” referred to in the Employment Agreement and shall serve as notice of the termination of your employment without Cause under the Employment Agreement. Capitalized but undefined terms in this Agreement are defined in the Employment Agreement.

Regardless of whether you sign this Agreement:

•	As provided in Section 3 of the Employment Agreement, the Company shall pay or provide to you on the Separation Date: (i) any Base Salary earned through the Employment Separation Date; (ii) any unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of the Employment Agreement, provided you have provided the Company with sufficient documentation of same subject to the Company’s expense reimbursement policies and practices); (iii) any vested benefits you may have under any employee benefit plan of the Company through the Employment Separation Date, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”).

•	As provided in Section 8(a) of the Employment Agreement, the terms of the Invention, Non-Competition and Non-Disclosure Agreement dated December 1, 2017 (the “Restrictive Covenants Agreement”), between you and Company, Section 8 of the Employment Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants (the “Continuing Obligations”) remain unaltered, unamended and in full force and effect.

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•	Your equity rights shall remain subject in all respects to the applicable equity agreements and the Company’s equity plan (the “Equity Documents”).

The remainder of this letter proposes an agreement (the “Agreement”) between you and the Company. You and the Company agree as follows:

1.                  Severance Benefits. The Company shall provide you with the severance benefits provided under Section 5(a) of the Employment Agreement, i.e.:

(a)               The Company shall pay you an amount equal to eighteen (18) months of your Base Salary (as defined in the Employment Agreement) continuation (the “Severance Amount”). Such Severance Amount shall be paid out in substantially equal installments as salary continuation in accordance with the Company’s payroll practice, commencing within 60 days after the Employment Separation Date; and

(b)               Subject to your copayment of premium amounts at the applicable active employees’ rate and your proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider, the COBRA provider or you a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to you if you had remained employed by the Company until the earliest of (A) the end of the period during which the Severance Amount is paid; (B) your eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of your continuation rights under COBRA. Such payments shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

Subsections (a) and (b) collectively are the “Severance Benefits.”

2.                  Consulting Agreement

Contemporaneously with the signing of this Agreement, you agree to sign and comply with the Consulting Agreement attached as Exhibit A (the “Consulting Agreement”). During your service relationship under the Consulting Agreement (defined in the Consulting Agreement as the “Consulting Period”), your equity rights (as in effect as of the Employment Separation Date) will continue to vest, subject in all respects to the Equity Documents.

3.                  Extended Option Exercise Period

Subject to the approval of the Company’s Board of Directors (the “Board”), the period during which you may exercise your vested Company stock options shall be extended until the six (6) month anniversary of the Consulting End Date (as defined in the Consulting Agreement) , but in no event later than the expiration date of such Options (the “Exercise Period Extension”). You acknowledge that as a result of the Exercise Period Extension, to the extent your stock options were incentive stock options, your stock options will convert from incentive stock options to nonqualified stock options, subject to applicable law. You are advised to seek tax guidance from your personal tax advisors with regard to the effect of the Exercise Period Extension on the tax treatment of your stock options.

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4.                  Legal Fees.

The Company will reimburse you for up to $15,000 of legal fees spent in the review and negotiation of this Agreement and the Consulting Agreement subject to your provision to the Company of an invoice from your attorney reflecting such fees (provided that such invoice will not include a description of the services as such information is privileged).

5.                  Release of Claims

As required by the Employment Agreement, and in consideration for, among other terms, your eligibility for the Severance Benefits, Consulting Agreement and Exercise Period extension, you, on behalf of yourself and your heirs, administrators, representatives, successors and assigns (together with you, the “Releasors”), voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former employees, officers, directors, shareholders, interest holders, managers, members, partners, investors, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when you sign this Agreement, you or any other Releasor have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims:

•	relating to your employment by and termination of employment with the Company;
•	of wrongful discharge or violation of public policy;
•	of breach of contract;
•	of defamation or other torts;
•	of retaliation or discrimination under federal, state or local law (including, without limitation, claims under the Age Discrimination in Employment Act);
•	under any other federal or state statute;
•	under MGL c. 151B
•	for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or otherwise;
•	under or relating to the Employment Agreement; and
•	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect your rights under this Agreement; your rights to indemnification under the Company’s bylaws; your rights to directors’ and officers’ insurance coverage under the terms of any applicable director and officers’ insurance coverage policy; your rights to the Accrued Obligations; your rights to vested benefits; and your rights to unemployment insurance benefits.

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You acknowledge and represent that, except as expressly provided in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to you. You specifically represent that you are not due to receive any commissions or other incentive compensation from the Company.

You agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned any Claim to any third party.

6.                  Nondisparagement and Press Release regarding Departure and Transition

Subject to the “Protected Activities” Section below, you agree not to make any disparaging statements concerning the Company or any of its affiliates or current or former officers, directors, shareholders, employees or agents. The Company will instruct its C-Suite executives not to disparage you. These non-disparagement obligations shall not in any way affect your obligation to testify truthfully in any legal proceeding. The Company will share with you a press release that will include a statement by the Chairman of the Board (Carl Gordon) thanking you for your service and announcing that you will continue as a Senior Consultant.

7.                  Resignations from Other Positions.

As provided in Section 1(b) of your Employment Agreement, you shall be deemed to have resigned from all officer and board member positions that you hold with the Company or any officer and board member positions of its respective subsidiaries and affiliates upon the Employment Separation Date. You shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations.

8.                  Transition of Information and Access.

You agree to (i) execute such documentation as the Company or its applicable affiliate reasonably requires to effectuate such resignations; and (ii) take such steps as the Company (or its applicable affiliate) reasonably requests to ensure the transition of any account access, systems access, password access, customer access, confidential information, Company property, customer information or customer relationships to the Company or its applicable affiliate. You will be allowed to keep your laptop for the time that you serve as a Senior Consultant to the Company, provided that you provide your laptop to the Company promptly following the Employment Separation Date to ensure that Company property and confidential information are removed by the Company.

9.                  Confidentiality of Agreement-Related Information; Other Obligations

Subject to the “Protected Activities” Section below, you agree, to the fullest extent permitted by law, to keep all Agreement-Related Information completely confidential. “Agreement-Related Information” means the negotiations leading to this Agreement and the terms of this Agreement. Notwithstanding the foregoing, you may disclose Agreement-Related Information to your immediate family, your attorney and your financial advisors, and to them only provided that they first agree for the benefit of the Company to keep Agreement-Related Information confidential and to such persons at the Company who are involved in the negotiation and execution of this Agreement including Ellen Chiniara, and as required by law. You represent that during the period since the date of this Agreement, you have not made any disclosures that would have been contrary to the foregoing obligation if it had then been in effect. Nothing in this Section shall be construed to prevent you from disclosing Agreement-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that you provide the Company with advance written notice and a reasonable opportunity to contest such subpoena or court order. To the extent you have not assigned any developments or intellectual property rights to the Company that are related to the Company’s business activities or were made using the Company’s time, equipment or resources, you hereby assign such developments and intellectual property rights to the Company, to the fullest extent permitted by law. You agree to promptly return all Company property to the Company except that you may keep your laptop, solely to the extent permitted by this Agreement during the Consulting Period; not to disclose or use any Company confidential information at any time except as is necessary and in the Company’s best interest in your performance of the Consulting Services; not to represent yourself as currently employed or engaged by the Company after the Employment Separation Date other than as a Senior Consultant during the applicable consulting period; subject to the “Protected Activities” Section below, to cooperate with the Company in any future dispute or intellectual property matter; and to notify future employers of your Continuing Obligations.

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10.              Protected Activities

Nothing contained in this Agreement or in any other agreement with the Company limits your ability to: (i) file a charge or complaint with any federal, state or local governmental agency or commission, including without limitation the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (a “Government Agency”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency; (iii) exercise any rights you may have under Section 7 of the National Labor Relations Act, including any rights you may have under such provision to assist co-workers with or discuss any employment issue, dispute or term or condition of employment as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; or (v) testify truthfully in a legal proceeding, in any event with or without notice to or approval of the Company so long as such communications and disclosures are consistent with applicable law and the information disclosure was not obtained through a communication that was subject to the attorney client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege). If you file any charge or complaint with any Government Agency and if the Government Agency pursues any claim on your behalf, or if any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually or as part of any collective or class action) but the Company will not limit any right you may have to receive an award by an order of a Government Agency pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

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11.              Defend Trade Secrets Act Notice.

You understand that pursuant to the Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

12.              Other Provisions

(a)               Termination and Return of Payments; Certain Remedies. If you breach any of your obligations under this Agreement or your other obligations to the Company, including without limitation your Continuing Obligations, in addition to any other legal or equitable remedies it may have for such breach (including without limitation injunctive relief), the Company shall have the right to terminate and/or enforce the return of its payments to you or for your benefit under this Agreement, terminate the Extended Exercise Period and/or terminate your service under the Consulting Agreement. Such remedies in the event of your breach will not affect your continuing obligations under, or your release of Claims under, this Agreement or under the Continuing Obligations. Without limiting the Company’s remedies hereunder, if the Company prevails in any action to enforce this Agreement or in any other legal action between you and the Company, then you shall be liable to the Company for the reasonable attorneys’ fees and costs incurred by the Company in connection with any such action; and if you prevail in such action then the Company shall be liable to you for your reasonable attorneys’ fees and costs incurred by you in connection with such action.

(b)               Enforceability; Taxes. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The Company may assign this Agreement to any other person or entity. You may not assign this Agreement. All compensation and benefits provided or referred to hereunder shall be subject to taxes as required by applicable law.

(c)               Waiver; Absence of Reliance. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company.

(d)               Jurisdiction; Governing Law; Interpretation. Except as expressly otherwise provided in the Equity Documents or the Continuing Obligations, the provisions of Section 9 (Consent to Jurisdiction), 10 (Waiver of Jury Trial) and 20 (Governing Law) of the Employment Agreement shall govern any disputes under this Agreement or otherwise relating to your employment.

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(e)               Entire Agreement. This Agreement, the Equity Documents and the Continuing Obligations (which are incorporated herein by reference) constitute the entire agreement between you and the Company and supersede any previous agreements or understandings between you and the Company.

(f)                Time for Consideration; Effective Date. You acknowledge that you have been given the opportunity to consider this Agreement for twenty-one (21) days before signing it (the “Consideration Period”) and that you have knowingly and voluntarily entered into this Agreement. You acknowledge that the above release of claims expressly includes without limitation claims under the Age Discrimination in Employment Act. You are advised to consult with an attorney before signing this Agreement. To accept this Agreement, you must return a signed original or a signed PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge by signing this Agreement that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) business days from the date when you sign this Agreement (the “Revocation Period”), you have the right to revoke this Agreement by written notice to the undersigned. For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the Revocation Period. This Agreement shall not become effective or enforceable during the Revocation Period. It will become effective on the day after the Revocation Period ends (the “Effective Date”).

(g)               Counterparts. This Agreement may be executed in separate counterparts. When all counterparts are signed, they shall be treated together as one and the same document.

Please indicate your agreement to the terms of this Agreement by signing and returning to the undersigned the original or a PDF copy of this letter within the time period set forth above.

Very truly yours,

The Company

By: ______________________________	__________________________
Thomas Schuetz	Date
President

This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

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____________________________________	__________________________________
Vered Bisker-Leib	Date

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EXHIBIT A

Exhibit 10.2

CONSULTING AGREEMENT

THIS AGREEMENT is between Vered Bisker-Leib (“Consultant”) and Compass Therapeutics, Inc. (the “Company”) (each a “Party” and collectively the “Parties”). This Agreement is made and entered into effective as of (and, as applicable, retroactive to) the “Employment Separation Date” of the Separation Agreement to which this Consulting Agreement is attached (the “Separation Agreement”), provided that the Separation Agreement has become fully effective. If the Separation Agreement does not become fully effective, this Agreement shall be void. Capitalized but undefined terms in this Agreement are defined in the Separation Agreement.

The Company and Consultant hereby further agree as follows:

1.                   Services. The Company hereby engages Consultant as a Senior Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms and conditions of this Agreement, up to 16 hours per calendar month of strategic consulting and advisory services as reasonably requested by the Company, with any excess hours of services subject to the mutual agreement of the Parties. The Consultant may deliver the services by videoconference, teleconference, or email or, if mutually agreed by the Parties, in-person.  The Consultant shall deliver the services at such times as the Company may reasonably request. The services described in this Section are collectively referred to as the “Services.”

2.                   Term of Agreement; Termination. Consultant’s service relationship under this Agreement shall commence as of the Employment Separation Date and shall end upon the earliest of: (i) the fifteen month anniversary of the Employment Separation Date; (ii) 30 days following the receipt by the Company of a written notice of termination from the Consultant; (iii) the Consultant’s receipt of written notice from the Company of Consultant’s material breach of this Agreement, the Separation Agreement, or the Continuing Obligations (iv) the date of Consultant’s death or disability which (in the case of disability) last longer than 30 days. Subject to the foregoing sentence, the period of Consultant’s service under this Agreement is the “Consulting Period.” The last day of the Consulting Period is the “Consulting End Date.”

3.                   Compensation. During the Consulting Period:

3.1              The Company shall pay Consultant at the rate of $45,000 annually , payable in quarterly installments in arrears.

3.2              Consultant shall continue to vest in Consultant’s existing equity rights (in effect as of the Employment Separation Date) during the Consulting Period, subject in all respects to the Equity Documents.

4.                   Covenants of Consultant. Consultant agrees that during the Consulting Period: Consultant shall not:

(i) hire, recruit or otherwise solicit, entice, induce or divert, or attempt to solicit, entice, induce or divert, any employees or independent contractors or customers of the Company, or any of its subsidiaries or affiliates, to terminate their employment or business relationship with, or otherwise cease or diminish their employment or business relationship with, the Company or any of its subsidiaries or affiliates;

(ii) solicit any customers, suppliers or vendors of the Company with the purpose or effect of causing such customers, suppliers or vendor to reduce or terminate its business relationship with the Company; or

(iii) disparage the Company or any Releasee in any way.

The confidentiality and restrictive covenants in this Agreement are in addition to, and do not supersede or limit in any respect, the Continuing Obligations.

5.                   Independent Contractor. Consultant is not, nor shall Consultant be deemed to be at any time during the Consulting Period, an employee of the Company, and therefore Consultant shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Consultant’s status and relationship with the Company shall be that of an independent contractor and consultant. Consultant shall not state or imply, directly or indirectly, that Consultant is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the Parties. Consultant shall be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as an independent contractor. While Consultant will receive instruction on the objects and goals for which Consultant is responsible, the Company has no right to control the manner in which Consultant performs the Services under this Agreement and Consultant is free to perform the Services in the time, place and manner Consultant deems fit and in accordance with recognized standards for such services. Subject to Consultant’s Continuing Obligations, Consultant retains the right to perform services for entities other than the Company at any given time as long as such service does not pose a conflict of interest with service for the Company. Consultant will exercise her best judgment to ensure her ability to serve multiple entities in a professional and high quality manner and that concurrent engagements will not pose a conflict of interest.

6.                   Indemnification. Consultant shall indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any obligation set forth in this Agreement, or Consultant’s gross negligence or willful misconduct. Consultant agrees that Consultant shall be responsible for paying any taxes imposed on the Company’s payments to Consultant under this Agreement.

7.                   Confidentiality and Intellectual Property. The Parties agree that Sections 5 (“Confidential Information”) and 6 (“Inventions”) of the Restrictive Covenants Agreement are incorporated by reference herein and apply to Consultant’s service relationship during the Consulting Period. To effectuate this purpose, all references to employ, employee, employment and derivations thereof and therefrom in the Restrictive Covenants Agreement shall be interpreted also to include Consultant’s service relationship during the Consulting Period.

8.                   Miscellaneous. This Agreement together with all exhibits hereto, contains the entire understanding of the Parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the Parties relating to the subject matter of this Agreement. Neither this Agreement nor any right or obligation hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. The Company may assign this Agreement to its affiliates, successors and assigns. Consultant expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ Consultant may be transferred without the necessity that this Agreement be resigned at the time of such transfer. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its conflict of laws rules. This Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date last below written.

CONSULTANT	THE COMPANY

By: ___________________________________________
___________________________________________
Name (Print): Vered Bisker-Leib	Name (Print) ____________________________________

Date: _______________________________________	Title: __________________________________________

Date: __________________________________________

EXHIBIT 99.1

Compass Therapeutics Announces CEO Transition

BOSTON, May 28, 2024 (GLOBE NEWSWIRE) -- Compass Therapeutics, Inc. (Nasdaq: CMPX), a clinical-stage, oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases, today announced that its Board of Directors has appointed Thomas Schuetz, M.D., Ph.D., President of Research and Development and Vice Chair of the Board of Directors of the Company, as President and Chief Executive Officer of the Company, effective May 28, 2024.

Vered Bisker-Leib, Ph.D., M.B.A., has stepped down as Chief Executive Officer and as a member of the Board of Directors of the Company, effective May 28, 2024. Dr. Bisker-Leib will continue to be available to the Company as a Senior Consultant for the next 15 months.

“I am very enthusiastic to return to my prior role as CEO at Compass. I continue to be pleased with the advancement of our clinical programs, and I am excited to work closely with our team to achieve our upcoming, key clinical milestones,” said Dr. Schuetz.

"Vered has been a valued member of our executive team," added Carl L. Gordon, Chairman of the Board. "We thank Vered for her significant contributions to Compass and wish her the very best in her future endeavors."

About Compass Therapeutics

Compass Therapeutics, Inc. is a clinical-stage oncology-focused biopharmaceutical company developing proprietary antibody-based therapeutics to treat multiple human diseases. Compass’s scientific focus is on the relationship between angiogenesis, the immune system, and tumor growth. The Company pipeline of novel product candidates is designed to target multiple critical biological pathways required for an effective anti-tumor response. These include modulation of the microvasculature via angiogenesis-targeted agents, induction of a potent immune response via activators on effector cells in the tumor microenvironment, and alleviation of immunosuppressive mechanisms used by tumors to evade immune surveillance. Compass plans to advance its product candidates through clinical development as both standalone therapies and in combination with proprietary pipeline antibodies based on supportive clinical and nonclinical data. The Company was founded in 2014 and is headquartered in Boston, Massachusetts. For more information, visit the Compass Therapeutics website at https://www.compasstherapeutics.com.

Investor Contact
ir@compasstherapeutics.com

Media Contact
Anna Gifford, Senior Manager of Communications
media@compasstherapeutics.com
617-500-8099